Exhibit 99.1

Cincinnati Bell Inc. Completes Nine Consecutive Quarters of
Year-over-Year Revenue Growth and Delivers Strong 2007 Performance

Increased Profitability from Wireless and Technology Solutions Drives Full-Year Improvement

CINCINNATI--(BUSINESS WIRE)--Cincinnati Bell Inc. (NYSE:CBB) today announced results for the fourth quarter including revenue of $360 million, an increase of $31 million or 10 percent from the prior year quarter. Operating income was $41 million and included a pre-tax restructuring charge of $38 million related to the company’s previously announced restructuring plan. Net income for the quarter was $1 million. Earnings per share on a diluted basis1 was a 1 cent loss. Excluding restructuring charges, net income was $23 million or 8 cents per share. Adjusted earnings before interest, taxes, depreciation and amortization2 (Adjusted EBITDA) equaled $118 million, up $6 million, or 6 percent from a year ago.

“2007 was an outstanding year for Cincinnati Bell. Investments in our Wireless and Technology Solutions segments drove significant rates of revenue and operating income growth,” said Jack Cassidy, president and chief executive officer of Cincinnati Bell Inc. “Despite the intense competition in our market, consistent execution of our strategy has produced the ninth consecutive quarter of revenue growth and sixth consecutive quarter of combined Adjusted EBITDA growth in our three operating segments.”

Revenue in 2007 totaled $1.3 billion, an increase of $79 million or 6 percent from 2006. Operating income for the year was $282 million with net income of $73 million, or 24 cents per diluted share. Net income excluding special items3 was $96 million or 33 cents per diluted share, up $7 million or 2 cents per share from 2006 also excluding special items. Adjusted EBITDA equaled $473 million representing a year-over-year increase of 3 percent.

Quarterly Highlights

  Quarterly revenue increased 10 percent or $31 million from a year ago reflecting growth of $17 million in service revenue and $15 million in equipment revenue.
  The Technology Solutions segment had quarterly revenue of $78 million, an increase of 26 percent from a year ago representing growth in each of its reported lines of business. This drove a 31 percent increase in operating income and 76 percent increase in Adjusted EBITDA from the fourth quarter of 2006. Adjusted EBITDA reached a record $10 million.
  Wireless service revenue in the quarter was $70 million. This led to a 32 percent increase in operating income and a 28 percent increase in Wireless Adjusted EBITDA. Adjusted EBITDA margins expanded 3 points from the fourth quarter of 2006 to 25 percent.
  Wireline segment profitability remained strong. Operating income was $35 million and included a restructuring charge of $34 million. Adjusted EBITDA increased $1 million versus the prior year to $97 million as data, long distance and expansion market revenue growth and expense reductions offset the impact of decreased consumer voice revenue in Cincinnati Bell’s traditional operating area.
  In the quarter, Cincinnati Bell further expanded its growing enterprise business. The Company acquired the assets of GramTel USA, Inc. in a transaction valued at $20 million. GramTel is a regional provider of disaster recovery, business continuity and data backup services and operates four data centers in Indiana, Illinois and Michigan. Also, on February 1st Cincinnati Bell finalized its previously announced acquisition of eGIX Inc., an Indiana-based competitive service provider for approximately $18 million plus certain additional, future performance-related payments.
  As a result of initiatives designed to improve its future cost structure, the company incurred a pre-tax restructuring charge of $38 million in the quarter. The charge includes the cost of a previously announced voluntary retirement program for management and costs associated with other anticipated workforce reductions.
  In a separate release issued today, Cincinnati Bell also announced that its Board of Directors has authorized the repurchase of the Company's outstanding common stock in an amount up to $150 million over the next two years.
  Cincinnati Bell met or exceeded its 2007 financial guidance:
Category	2007 Actual Results	2007 Original Guidance
Revenue	$1.3 billion	Approx. $1.3 billion
Adjusted EBITDA	$473 million	Approx. $465 million[a]
Capital Expenditures	$234 million; 17% of revenue	Approx. 19% of revenue
Free Cash Flow[4]	$59 million	Approx. $50 million
[a] Adjusted EBITDA guidance updated to $470 million on Nov. 2, 2007.
Financial and Operations Overview

“Combined Wireless and Technology Solutions revenue and EBITDA growth continue to offset Wireline profit erosion caused by consumer access line loss,” said Brian Ross, chief financial officer of Cincinnati Bell Inc. “As a result, cash flow remains strong, our balance sheet is solid and our operations are well-positioned for 2008.”

Quarterly free cash flow was $10 million, which included a $22 million data center customer prepayment, with which the Company accelerated $20 million of future mandatory pension contributions. Free cash flow for 2007 equaled $59 million.

Capital expenditures were $81 million in the quarter and $234 million, or 17 percent of revenue, for the year. Year-end net debt5 totaled $1.98 billion, down $27 million from the end of 2006.

Wireline Segment

Quarterly Wireline revenue equaled $212 million, up $10 million from a year ago mostly related to a large business customer premise wiring project. Operating income was $35 million and included a restructuring charge of $34 million. Adjusted EBITDA totaled $97 million, an increase of $1 million from the fourth quarter of 2006. For the year, segment revenue was $822 million, an increase of $11 million or 1 percent from 2006. Operating income was $253 million, which included pre-tax restructuring charges of $36 million. Adjusted EBITDA was $394 million, down $7 million or 2 percent from 2006.

Year-over-year total access line loss in the quarter was 6 percent. At the end of 2007, expansion market access lines had reached 62,000, up 12,000 lines from the end of 2006. This growth partially offset the impact of the loss of consumer access lines in Cincinnati Bell’s traditional service area.

Wireless Segment

Quarterly revenue increased 13 percent to $77 million and operating income, which included a pre-tax restructuring charge of $2 million, equaled $8 million. Operating income increased $2 million or 32 percent from a year ago, primarily due to an 8 percent increase in the segment’s subscriber base. Adjusted EBITDA was $19 million compared to $15 million in the fourth quarter of 2006. For the year, Wireless revenue totaled $295 million, up $33 million or 12 percent from 2006. Operating income was $34 million with Adjusted EBITDA of $74 million, an increase of $21 million or 39 percent from a year ago.

In the fourth quarter, postpaid net activations were 9,400 compared with 16,000 in the prior year. Postpaid quarterly average revenue per user (ARPU) of $46.14 and churn of 1.59 percent were comparable to the prior year quarter. Prepaid net activations totaled 4,200 in the quarter and ARPU equaled $26.10 compared to 6,100 and $22.71, respectively, in the fourth quarter of 2006.

Technology Solutions

Technology Solutions quarterly revenue was $78 million, up $16 million or 26 percent from a year ago. Telecommunications and IT Equipment revenue increased $8 million or 17 percent from the prior year while Data Center and Managed Services revenue grew by $7 million or 53 percent compared to the fourth quarter of 2006. Operating income, which included the $1 million impact of pre-tax restructuring charges, totaled $6 million. This reflected an increase of 31 percent from a year ago, while Adjusted EBITDA was a record $10 million, up 76 percent from the fourth quarter of 2006. Total revenue for the year was $258 million, up $42 million or 19 percent from a year ago. Operating income was $18 million while Adjusted EBITDA of $27 million increased 36 percent over last year.

Capital expenditures for the segment, which were $33 million in the fourth quarter and $92 million for the full year, were used primarily to construct new data center space. Billable data center capacity at the end of the fourth quarter was 144,000 square feet, which included 13,000 square feet of GramTel capacity. Utilization was 93 percent compared to 84 percent at the end of the third quarter.

2008 Guidance

Cincinnati Bell is providing the following financial guidance for 2008:

Category	2008 Guidance
Revenue	Approx.$1.4 billion
Adjusted EBITDA	Approx.$485 million
Capital Expenditures	Approx. 16% of revenue
Free Cash Flow	Approx. $150 million
Conference Call/Webcast

Cincinnati Bell will host a conference call today at 10:00 a.m. (ET) to discuss its results for the fourth quarter of 2007. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is 866.278.7926. International callers may dial 904.596.2360. A taped replay call will be available one hour after the conclusion of the teleconference until 5:00 p.m. (ET) on February 21, 2008. For U.S. callers, the replay will be available at 888.284.7564. For international callers, the replay will be available at 904.596.3174. The replay reference number is 227400. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note

Certain of the statements and predictions contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: Cincinnati Bell’s ability to maintain its market position in communications services, including wireless, wireline and internet services; general economic trends affecting the purchase or supply of telecommunication services; world and national events that may affect the ability to provide services; changes in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator; restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes; and Cincinnati Bell’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this release represent company estimates as of February 7, 2008. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

Use of Non-GAAP Financial Measures

This press release contains information about net income excluding special items, free cash flow, net debt and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA). These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of net income excluding special items, Adjusted EBITDA, net debt and free cash flow to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Earnings per share on a diluted basis is calculated as follows: Net income less preferred stock dividends divided by diluted common shares outstanding.

2Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP Operating Income plus depreciation, amortization, restructuring charges, asset impairments and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with Adjusted EBITDA as defined by other companies.

3Net income excluding special items provides a useful measure of operating performance. Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

4Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as SFAS 95 cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt, the repurchase of common stock, and the proceeds from the sale or the use of funds from the purchase of business operations. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

5Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents.

About Cincinnati Bell Inc.

Cincinnati Bell Inc. (NYSE:CBB) is parent to one of the nation’s most-respected and best-performing local exchange and wireless providers with a legacy of unparalleled customer service excellence. With headquarters in Cincinnati, Ohio, Cincinnati Bell provides a wide range of telecommunications products and services to residential and business customers in Ohio, Kentucky and Indiana. For more information, visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Income
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months			Twelve Months
	Ended December 31,		%	Ended December 31,		%
	2007	2006	Change	2007	2006	Change

Revenue	$359.9	$328.5	10%	$1,348.6	$1,270.1	6%

Costs and expenses
Cost of services and products	172.2	151.8	13%	609.7	568.3	7%
Selling, general and administrative	69.4	64.7	7%	265.9	244.2	9%
Depreciation and amortization	40.0	37.4	7%	150.8	143.0	5%
Shareholder claim settlement	-	-	n/m	-	6.3	(100%)
Restructuring charges	37.5	(0.1)	n/m	39.8	3.4	n/m
Gain on sale of broadband assets	-	-	n/m	-	(7.6)	(100%)

Operating income	40.8	74.7	(45%)	282.4	312.5	(10%)

Minority interest income	-	(0.7)	(100%)	-	(0.5)	(100%)
Interest expense	37.8	40.8	(7%)	154.9	162.1	(4%)
Other income, net	(0.4)	(3.3)	(88%)	(2.4)	(3.7)	(35%)

Income before income taxes	3.4	37.9	(91%)	129.9	154.6	(16%)
Income tax expense	2.7	15.1	(82%)	56.7	68.3	(17%)

Net income	0.7	22.8	(97%)	73.2	86.3	(15%)

Preferred stock dividends	2.6	2.6	0%	10.4	10.4	0%

Net income (loss) applicable to common shareowners	$(1.9)	$20.2	n/m	$62.8	$75.9	(17%)

Basic earnings (loss) per common share	$(0.01)	$0.08		$0.25	$0.31

Diluted earnings (loss) per common share	$(0.01)	$0.08		$0.24	$0.30

Weighted average common shares outstanding (millions)
- Basic	247.6	246.8		247.4	246.8
- Diluted	247.6	254.9		256.8	253.3

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months			Twelve Months
	Ended December 31,		%	Ended December 31,		%
	2007	2006	Change	2007	2006	Change
Wireline
Revenue
Voice - local service	$103.7	$113.4	(9%)	$432.4	$463.9	(7%)
Data	66.8	62.0	8%	258.6	238.2	9%
Long distance	21.0	17.8	18%	79.3	71.8	10%
Other	20.4	9.2	n/m	51.4	36.5	41%

Total revenue	211.9	202.4	5%	821.7	810.4	1%

Operating costs and expenses
Cost of services and products	77.6	69.1	12%	276.6	264.1	5%
Selling, general and administrative	37.5	37.0	1%	151.0	145.5	4%
Depreciation and amortization	27.4	26.9	2%	105.5	106.2	(1%)
Restructuring charges	34.0	(0.2)	n/m	36.1	2.8	n/m

Total operating costs and expenses	176.5	132.8	33%	569.2	518.6	10%

Operating income	$35.4	$69.6	(49%)	$252.5	$291.8	(13%)

Wireless
Revenue
Service	$69.6	$61.3	14%	$267.5	$235.7	13%
Equipment	7.8	7.5	4%	27.0	26.3	3%

Total revenue	77.4	68.8	13%	294.5	262.0	12%

Operating costs and expenses
Cost of services and products	40.1	36.3	10%	152.1	146.1	4%
Selling, general and administrative	18.0	17.4	3%	68.2	62.6	9%
Depreciation and amortization	9.7	9.4	3%	37.8	33.1	14%
Restructuring charges	2.1	-	n/m	2.1	-	n/m

Total operating costs and expenses	69.9	63.1	11%	260.2	241.8	8%

Operating income	$7.5	$5.7	32%	$34.3	$20.2	70%

Technology Solutions
Revenue
Telecom and IT equipment distribution	$55.8	$47.8	17%	$180.8	$162.2	11%
Data center and managed services	19.4	12.7	53%	67.6	47.4	43%
Professional services	3.0	1.8	67%	9.9	7.0	41%

Total revenue	78.2	62.3	26%	258.3	216.6	19%

Operating costs and expenses
Cost of services and products	61.4	50.9	21%	204.6	175.2	17%
Selling, general and administrative	7.1	5.9	20%	27.2	21.9	24%
Depreciation and amortization	2.8	1.0	n/m	7.4	3.7	100%
Restructuring charges	1.0	-	n/m	1.0	-	n/m

Total operating costs and expenses	72.3	57.8	25%	240.2	200.8	20%

Operating income	$5.9	$4.5	31%	$18.1	$15.8	15%

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months			Twelve Months
	Ended December 31,		%	Ended December 31,		%
	2007	2006	Change	2007	2006	Change
Revenue
Wireline	$211.9	$202.4	5%	$821.7	$810.4	1%
Wireless	77.4	68.8	13%	294.5	262.0	12%
Technology Solutions	78.2	62.3	26%	258.3	216.6	19%
Eliminations	(7.6)	(5.0)	52%	(25.9)	(18.9)	37%

Total revenue	$359.9	$328.5	10%	$1,348.6	$1,270.1	6%

Cost of Services and Products
Wireline	$77.6	$69.1	12%	$276.6	$264.1	5%
Wireless	40.1	36.3	10%	152.1	146.1	4%
Technology Solutions	61.4	50.9	21%	204.6	175.2	17%
Eliminations	(6.9)	(4.5)	53%	(23.6)	(17.1)	38%

Total cost of services and products	$172.2	$151.8	13%	$609.7	$568.3	7%

Selling, General & Administrative
Wireline	$37.5	$37.0	1%	$151.0	$145.5	4%
Wireless	18.0	17.4	3%	68.2	62.6	9%
Technology Solutions	7.1	5.9	20%	27.2	21.9	24%
Corporate and eliminations	6.8	4.4	55%	19.5	14.2	37%

Total selling, general & administrative	$69.4	$64.7	7%	$265.9	$244.2	9%

Depreciation and Amortization
Wireline	$27.4	$26.9	2%	$105.5	$106.2	(1%)
Wireless	9.7	9.4	3%	37.8	33.1	14%
Technology Solutions	2.8	1.0	n/m	7.4	3.7	100%
Corporate	0.1	0.1	0%	0.1	-	n/m

Total depreciation and amortization	$40.0	$37.4	7%	$150.8	$143.0	5%

Restructuring Charges, Shareholder Claim Settlement, and Gain on Sale of Broadband Assets
Wireline	$34.0	$(0.2)	n/m	$36.1	$2.8	n/m
Wireless	2.1	-	n/m	2.1	-	n/m
Technology Solutions	1.0	-	n/m	1.0	-	n/m
Corporate	0.4	0.1	n/m	0.6	(0.7)	n/m

Total restructuring charges, shareholder claim settlement, and gain on sale of broadband assets	$37.5	$(0.1)	n/m	$39.8	$2.1	n/m

Operating Income
Wireline	$35.4	$69.6	(49%)	$252.5	$291.8	(13%)
Wireless	7.5	5.7	32%	34.3	20.2	70%
Technology Solutions	5.9	4.5	31%	18.1	15.8	15%
Corporate and eliminations	(8.0)	(5.1)	57%	(22.5)	(15.3)	47%

Total operating income	$40.8	$74.7	(45%)	$282.4	$312.5	(10%)

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)

	December 31,	December 31,
	2007	2006
(in thousands)

Local access lines	834.3	887.1
DSL subscribers	221.5	198.3
Custom Connections (Super Bundle) subscribers	187.2	173.2

Postpaid wireless subscribers	400.4	365.8
Prepaid wireless subscribers	170.6	162.3

Total wireless subscribers	571.0	528.1

Consumer long distance lines	374.2	394.8
Business long distance lines	174.1	157.5

Total long distance lines	548.3	552.3

Data Center and Managed Services
Raised Floor (in square feet)	144,000	91,000
Utilization rate	93%	91%

Cincinnati Bell Telephone
Local Access Line Detail
(Unaudited)
(In thousands)

	2005				2006				2007
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q
Local Access Lines

In-Territory:
Primary Residential	584.2	573.0	563.9	555.7	547.4	536.7	522.5	510.5	499.1	484.8	468.4	454.2
Secondary Residential	48.9	47.1	45.4	43.9	42.4	40.9	39.2	37.6	36.2	34.9	33.4	32.0
Business/Other	296.1	294.3	292.9	293.3	290.9	291.3	291.4	288.6	287.6	287.7	286.9	285.8
Total In-Territory	929.2	914.4	902.2	892.9	880.7	868.9	853.1	836.7	822.9	807.4	788.7	772.0

Out-of-Territory:
Primary Residential	17.7	18.4	20.5	21.5	22.8	24.8	26.8	28.1	29.4	30.7	32.0	32.7
Secondary Residential	0.8	0.9	1.0	1.0	1.1	1.1	1.2	1.2	1.2	1.3	1.3	1.3
Business/Other	12.2	12.8	13.9	15.2	16.3	17.7	19.4	21.0	22.4	24.2	26.7	28.3
Total Out-of-Territory	30.7	32.1	35.4	37.7	40.2	43.6	47.4	50.3	53.0	56.2	60.0	62.3

Total Access Lines	959.9	946.5	937.6	930.6	920.9	912.5	900.5	887.0	875.9	863.6	848.7	834.3

Cincinnati Bell Inc.
Net Debt Calculation
(Unaudited)
(Dollars in millions)

	December 31,	December 31,	Change
	2007	2006	$	%

Credit facility, revolver	$55.0	$-	$55.0	n/m
Credit facility, tranche B term loan	211.0	395.0	(184.0)	(47%)
7 1/4% Senior Notes due 2013	470.5	496.9	(26.4)	(5%)
8 3/8% Senior Subordinated Notes due 2014	637.4	631.5	5.9	1%
7% Senior Notes due 2015	250.6	245.0	5.6	2%
7 1/4% Senior Notes due 2023	50.0	50.0	-	0%
Accounts receivable securitization facility	75.0	-	75.0	n/m
Various Cincinnati Bell Telephone notes	230.0	230.0	-	0%
Capital leases and other debt	29.6	24.0	5.6	23%
Net unamortized premium	0.6	0.8	(0.2)	(25%)

Total debt	2,009.7	2,073.2	(63.5)	(3%)

(Deduct) Add: Interest rate swap liability	(2.9)	13.5	(16.4)	n/m
Less: Cash and cash equivalents	(26.1)	(79.4)	53.3	(67%)

Net debt (as defined by the company)	$1,980.7	$2,007.3	$(26.6)	(1%)

Credit facility availability	$167.9	$245.2	$(77.3)	(32%)

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006

Cash provided by operating activities	$99.5	$124.5	$308.8	$334.7

Capital expenditures	(81.4)	(41.5)	(233.8)	(151.3)
Acquisition of businesses and remaining minority interest in CBW	(19.0)	-	(23.6)	(86.7)
Deposit/purchase of wireless licenses	(4.4)	(30.1)	(4.4)	(37.1)
Proceeds from sale of broadband assets	-	-	-	4.7
Proceeds from sale of investment	-	5.7	-	5.7
Other, net	(1.0)	2.5	(1.7)	4.7

Cash used in investing activities	(105.8)	(63.4)	(263.5)	(260.0)

Issuance of long-term debt	0.6	-	75.6	-
Increase (decrease) in corporate credit facility, net	15.0	(4.0)	55.0	-
Repayment of debt	(7.9)	(1.9)	(219.1)	(13.3)
Debt issuance costs	-	-	(1.3)	-
Issuance of common shares - exercise of stock options	0.2	0.2	2.5	1.9
Preferred stock dividends	(2.6)	(2.6)	(10.4)	(10.4)
Other, net	(0.2)	(0.9)	(0.9)	0.8

Cash provided by (used in) financing activities	5.1	(9.2)	(98.6)	(21.0)

Net (decrease) increase in cash and cash equivalents	(1.2)	51.9	(53.3)	53.7
Cash and cash equivalents at beginning of period	27.3	27.5	79.4	25.7

Cash and cash equivalents at end of period	$26.1	$79.4	$26.1	$79.4

Reconciliation of GAAP Cash Flow to Free Cash Flow (as defined by the company)
Net (decrease) increase in cash and cash equivalents	$(1.2)	$51.9	$(53.3)	$53.7
Less adjustments:
Issuance of long-term debt and net change in corporate credit facility	(15.6)	4.0	(130.6)	-
Repayment of debt	7.9	1.9	219.1	13.3
Proceeds from sale of investment	-	(5.7)	-	(5.7)
Acquisition of businesses and remaining minority interest in CBW	19.0	-	23.6	86.7

Free cash flow (as defined by the company)	$10.1	$52.1	$58.8	$148.0

Income tax payments	$1.0	$1.4	$6.6	$6.6

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) to Operating Income (GAAP)
(Unaudited)
(Dollars in millions)

	Three Months Ended December 31, 2007
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$35.4	$7.5	$5.9	$(8.0)	$40.8

Add:
Depreciation and amortization	27.4	9.7	2.8	0.1	40.0
Restructuring charges	34.0	2.1	1.0	0.4	37.5

EBITDA (Non-GAAP)	$96.8	$19.3	$9.7	$(7.5)	$118.3

	Three Months Ended December 31, 2006
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$69.6	$5.7	$4.5	$(5.1)	$74.7

Add:
Depreciation and amortization	26.9	9.4	1.0	0.1	37.4
Restructuring charges	(0.2)	-	-	0.1	(0.1)

EBITDA (Non-GAAP)	$96.3	$15.1	$5.5	$(4.9)	$112.0

Year-over-year percent change in EBITDA	1%	28%	76%	53%	6%

	Twelve Months Ended December 31, 2007
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$252.5	$34.3	$18.1	$(22.5)	$282.4

Add:
Depreciation and amortization	105.5	37.8	7.4	0.1	150.8
Restructuring charges	36.1	2.1	1.0	0.6	39.8

EBITDA (Non-GAAP)	$394.1	$74.2	$26.5	$(21.8)	$473.0

	Twelve Months Ended December 31, 2006
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$291.8	$20.2	$15.8	$(15.3)	$312.5

Add:
Depreciation and amortization	106.2	33.1	3.7	-	143.0
Restructuring charges, shareholder claim settlement and gain on sale of broadband assets	2.8	-	-	(0.7)	2.1

EBITDA (Non-GAAP)	$400.8	$53.3	$19.5	$(16.0)	$457.6

Year-over-year percent change in EBITDA	(2%)	39%	36%	36%	3%

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

					Three
		Three			Months Ended
		Months Ended			December 31, 2007
		December 31,			Before Special Items
		2007 (GAAP)	Special Items		(Non-GAAP)
			B
	Revenue	$359.9	$-		$359.9

	Costs and expenses
	Cost of services and products	172.2	-		172.2
	Selling, general and administrative	69.4	-		69.4
	Depreciation and amortization	40.0	-		40.0
	Restructuring charges	37.5	(37.5)		-
	Operating income	40.8	37.5		78.3

	Interest expense	37.8	-		37.8
	Other income	(0.4)	-		(0.4)

	Income before income taxes	3.4	37.5		40.9
	Income tax expense	2.7	15.0		17.7

	Net income	0.7	22.5		23.2

	Preferred stock dividends	2.6	-		2.6

	Net income (loss) applicable to common shareowners	$(1.9)	$22.5		$20.6

	Weighted average diluted common shares	247.6	257.2	A	257.2

	Diluted earnings (loss) per common share	$(0.01)	$0.09		$0.08

A	Shares have been adjusted for dilutive common stock equivalents that result after excluding the special items from earnings.

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

B	Represents charge for previously announced voluntary retirement program for management and anticipated workforce reductions.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
					Twelve
		Twelve			Months Ended
		Months Ended			December 31, 2007
		December 31,	Restructuring	Dividend From	Before Special Items
		2007 (GAAP)	Charge	Investment	(Non-GAAP)
			A	B
	Revenue	$1,348.6	$-	$-	$1,348.6

	Costs and expenses
	Cost of services and products	609.7	-	-	609.7
	Selling, general and administrative	265.9	-	-	265.9
	Depreciation and amortization	150.8	-	-	150.8
	Restructuring charges	39.8	(39.8)	-	-
	Operating income	282.4	39.8	-	322.2

	Interest expense	154.9	-	-	154.9
	Other income, net	(2.4)	-	1.9	(0.5)

	Income before income taxes	129.9	39.8	(1.9)	167.8
	Income tax expense	56.7	15.9	(0.8)	71.8

	Net income	73.2	23.9	(1.1)	96.0

	Preferred stock dividends	10.4	-	-	10.4

	Net income applicable to common shareowners	$62.8	$23.9	$(1.1)	$85.6

	Weighted average diluted common shares	256.8	256.8	256.8	256.8

	Diluted earnings per common share	$0.24	$0.09	$0.00	$0.33

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Represents charge for previously announced voluntary retirement program for management and anticipated workforce reductions.

B	One-time dividend received from cost investment.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
				Three
		Three	Gain on	Months Ended
		Months Ended	Sale of	December 31, 2006
		December 31,	Broadband	Before Special Items
		2006 (GAAP)	Assets	(Non-GAAP)
			A
	Revenue	$328.5	$-	$328.5

	Costs and expenses
	Cost of services and products	151.8	-	151.8
	Selling, general and administrative	64.7	-	64.7
	Depreciation and amortization	37.4	-	37.4
	Restructuring	(0.1)	-	(0.1)
	Operating income	74.7	-	74.7

	Minority interest Income	(0.7)	-	(0.7)
	Interest expense	40.8	-	40.8
	Other income, net	(3.3)	3.2	(0.1)

	Income before income taxes	37.9	(3.2)	34.7
	Income tax expense	15.1	(1.3)	13.8

	Net income	22.8	(1.9)	20.9

	Preferred stock dividends	2.6	-	2.6

	Net income applicable to common shareowners	$20.2	$(1.9)	$18.3

	Weighted average diluted common shares	254.9	254.9	254.9

	Diluted earnings per common share	$0.08	$(0.01)	$0.07

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Gain on sale of investment.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
								Twelve
		Twelve	Gain on					Months Ended
		Months Ended	Sale of	Shareholder	Income		Gain on	December 31, 2006
		December 31,	Broadband	Claim	Tax	Restructuring	Sale of	Before Special Items
		2006 (GAAP)	Assets	Settlement	Expense	Charge	Investment	(Non-GAAP)
			A	B	C	D	E
	Revenue	$1,270.1	$-	$-	$-	$-	$-	$1,270.1

	Costs and expenses
	Cost of services and products	568.3	-	-	-	-	-	568.3
	Selling, general and administrative	244.2	-	-	-	-	-	244.2
	Depreciation and amortization	143.0	-	-	-	-	-	143.0
	Shareholder claim settlement	6.3	-	(6.3)	-	-	-	-
	Gain on sale of broadband assets	(7.6)	7.6	-	-	-	-	-
	Restructuring charges	3.4	-	-	-	(3.4)		-
	Operating income	312.5	(7.6)	6.3	-	3.4	-	314.6

	Minority interest income	(0.5)	-	-	-	-	-	(0.5)
	Interest expense	162.1	-	-	-	-	-	162.1
	Other income, net	(3.7)	-	-	-	-	3.2	(0.5)

	Income before income taxes	154.6	(7.6)	6.3	-	3.4	(3.2)	153.5
	Income tax expense	68.3	(3.0)	2.5	(3.6)	1.4	(1.3)	64.3

	Net income	86.3	(4.6)	3.8	3.6	2.0	(1.9)	89.2

	Preferred stock dividends	10.4	-	-	-	-	-	10.4

	Net income applicable to common shareowners	$75.9	$(4.6)	$3.8	$3.6	$2.0	$(1.9)	$78.8

	Weighted average diluted common shares	253.3	253.3	253.3	253.3	253.3	253.3	253.3

	Diluted earnings per common share	$0.30	$(0.02)	$0.02	$0.01	$0.01	$(0.01)	$0.31

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Gain on sale of Broadband assets includes sale of certain broadband fiber assets and expiration of certain indemnifications that were previously reserved.

B	Reserve of $6.3 million recorded to settle the Company's shareholder claim.

C	Kentucky net operating loss carry-forward write-off due to regulations issued in the first quarter of 2006.

D	In September 2006, the company incurred employee separation expense related to the outsourcing of certain supply chain functions.

E	Gain on sale of investment.

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) Guidance to Operating Income (GAAP) Guidance
(Unaudited)
(Dollars in millions)

2008
Consolidated 2008 Operating Income (GAAP) Guidance	$326

Add:
Depreciation and amortization	156
Restructuring charges	3

Consolidated 2008 Adjusted EBITDA Guidance	$485

CONTACT:
Cincinnati Bell Inc.
Traci Bolte, 513-397-1195
traci.bolte@cinbell.com